UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
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TechTeam Global, Inc.

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TechTeam Global Announces That Adjournment Will Be Sole Matter Considered at Special Meeting of Stockholders on August 31, 2010
SOUTHFIELD, Mich., August 30, 2010...TechTeam Global, Inc. (NASDAQ: TEAM), a worldwide provider of information technology outsourcing and business process outsourcing services, today announced that the sole matter for consideration by stockholders at the special meeting of stockholders being held tomorrow, August 31, 2010, will be to approve a proposal to adjourn the special meeting to a later date. As previously disclosed in TechTeam Global’s proxy statement dated July 30, 2010, the special meeting has been called to vote on the proposed sale of TechTeam Global’s government solutions subsidiary, TechTeam Government Solutions, Inc., to Jacobs Engineering Group Inc. (NYSE: JEC) for $59 million in cash, subject to certain escrows and adjustments set forth in the definitive acquisition agreement.
As previously disclosed in the special meeting proxy statement, TechTeam Global has requested a waiver for certain conditions precedent to the obligations of Jacobs Engineering to consummate the acquisition of TechTeam Government Solutions which will not be satisfied. Jacobs Engineering has informed TechTeam Global that it is presently unwilling to waive such conditions and consummate the acquisition of TechTeam Government Solutions. TechTeam Global is adjourning the special meeting in order to provide it with additional time to discuss with Jacobs Engineering the terms of a possible amendment to the definitive acquisition agreement, including a reduction in the purchase price, that could facilitate the consummation of the proposed transaction upon such revised terms. TechTeam Global cautions stockholders that there can be no assurance that any such discussions will result in a revised transaction being agreed to, authorized or consummated.
The definitive stock purchase agreement with Jacobs Engineering currently remains in effect. The Board of Directors of TechTeam Global has not withdrawn, modified or qualified its unanimous recommendation that the stockholders of TechTeam Global vote “FOR” the approval and adoption of the definitive stock purchase agreement with Jacobs Engineering and the consummation of the transactions contemplated thereby.
The adjourned special meeting of stockholders will be held on Tuesday, September 28, 2010, at 10:00 a.m. EDT, at the Langham Hotel, 250 Franklin Street, Boston, Massachusetts, 02110. The record date for the special meeting remains July 30, 2010.
About TechTeam Global, Inc.
TechTeam Global, Inc. is a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations. The company’s primary services include service desk, technical support, desk-side support, security administration, infrastructure management and related professional services. TechTeam also provides a number of specialized, value-added services in specific vertical markets. Founded in 1979, TechTeam has nearly 2,500 employees across the world, providing IT support in 32 languages. TechTeam’s common stock is traded on the NASDAQ Global Market under the symbol “TEAM.” For more information, call +1 800 522 4451 or visit www.techteam.com.

27335 West 11 Mile Road, Southfield, Michigan 48033 · Telephone +1 248 357 2866 · Fax +1 248 357 2570 ·
www.techteam.com

About Jacobs Engineering Group Inc.
Jacobs is one of the world’s largest and most diverse providers of technical, professional, and construction services.
Important Additional Information Filed With The SEC
TechTeam Global has filed with the SEC a definitive proxy statement dated July 30, 2010 and other relevant materials in connection with the proposed sale of TechTeam Government Solutions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF TECHTEAM GOVERNMENT SOLUTIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY TECHTEAM GLOBAL WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of the definitive proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the Web site maintained by the SEC at http://www.sec.gov. In addition, investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement, and all exhibits thereto, from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033; or by calling +1 248 357 2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.
Participants in the Solicitation
TechTeam Global, Jacobs Engineering and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed stock sale and the other matters to be brought at the special meeting of TechTeam Global’s stockholders to which the definitive proxy statement relates. Information regarding the directors and executive officers of TechTeam Global and their ownership of TechTeam Global shares is contained in the 2009 Form 10-K, the proxy statement for TechTeam Global’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and the definitive proxy statement referred to above, and is supplemented by other public filings made, and to be made, with the SEC. Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group, Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Inc. and Jacobs Engineering Group, and their respective directors and executive officers, with respect to the proposed stock sale by reading the definitive proxy statement and other filings referred to above.
Cautionary Statement Regarding Forward-Looking Statements
The statements contained in this press release that are not purely historical, including statements regarding TechTeam Global’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those expected because of various known and unknown factors, risks and uncertainties. Factors, risks and

27335 West 11 Mile Road, Southfield, Michigan 48033 · Telephone +1 248 357 2866 · Fax +1 248 357 2570 ·
www.techteam.com

uncertainties that may affect TechTeam Global’s ability to consummate the proposed stock sale and TechTeam Global’s business, financial condition and operating results include, but are not limited to: (i) the failure of TechTeam Global and Jacobs Engineering to mutually agree to the terms of a revised transaction; (ii) the failure of Jacobs Engineering Group to waive any conditions to completing the proposed stock sale that will not be satisfied prior to closing, including with respect to the required retention of employees of TechTeam Government Solutions and the receipt of any necessary consents; (iii) the failure of TechTeam Global to satisfy certain conditions to completing the proposed stock sale, including the receipt of the required approval of TechTeam Global’s stockholders and other third parties; (iv) the occurrence of any event, change or other circumstances that could result in the proposed stock sale not being consummated; (v) the restrictions and limitations on the conduct of the Government Solutions business prior to the consummation of the proposed stock sale; (vi) the restrictions on TechTeam Global’s ability to solicit or engage in discussion or negotiations with, or provide information to, a third party regarding alternative transactions involving TechTeam Government Solutions; (vii) the outcome of any legal proceedings instituted against us and others in connection with the proposed stock sale; (viii) the failure of the proposed stock sale to close for any other reason; (ix) uncertainties as to the timing of the consummation of the proposed stock sale; (x) uncertainties as to how many TechTeam Global shares will be voted in favor of the proposals to be brought before the special meeting; (xi) changes in the business of TechTeam Global, TechTeam Government Solutions or Jacobs Engineering Group or Jacobs Technology during the period between the date hereof and the closing of the stock sale that could cause a condition to closing of the proposed stock sale not to be satisfied; (xii) adverse reactions to the proposed stock sale by stockholders of TechTeam Global or Jacobs, or others; (xiii) the amount of purchase price adjustments, costs, fees, expenses and charges relating to the proposed stock sale; (xiv) uncertainties related to TechTeam Global’s future indemnification obligations under the stock purchase agreement, including the possibility of not receiving some or all of the escrowed portion of the purchase price; (xv) TechTeam Global’s inability to recognize any of the benefits of the proposed transaction; (xvi) uncertainties related to the proposed strategy of separating the Government Solutions business from Tech Team Global’s Commercial business; (xvii) other uncertainties related to such proposed strategy, including the possibility that TechTeam Global will not be able to successfully operate the remaining portion of its business after the completion of the proposed stock sale on a stand-alone basis; and (xviii) other risks, including but not limited to the items discussed in documents filed or furnished by TechTeam Global with the SEC, including matters contained in (A) “Item 1A — Risk Factors” of TechTeam Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”), (B) the sections of the definitive proxy statement entitled “Material Considerations Relating to the Stock Sale Proposal” and “Cautionary Statements Concerning Forward-Looking Information,” and (C) information contained in subsequent reports and otherwise in the definitive proxy statement. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
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Contacts: TechTeam Global, Inc. Margaret M. Loebl VP, Chief Financial Officer and Treasurer +1 248 357 2866 investors@techteam.com	TechTeam Global, Inc. Chris Donohue VP, Strategy & Marketing +1 248 357 2866 cdonohue@techteam.com

27335 West 11 Mile Road, Southfield, Michigan 48033 · Telephone +1 248 357 2866 · Fax +1 248 357 2570 ·
www.techteam.com